UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2015

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3980 Premier Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2015, BNC Bancorp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc. (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Company, an aggregate of 2,250,000 shares (the “Shares”) of the Company’s voting common stock, no par value per share (the “Common Stock”), at a public offering price of $23.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriter an option (the “Option”), exercisable not later than 30 days after the date of the Underwriting Agreement, to purchase up to an additional 337,500 shares of Common Stock. On November 16, 2015, the Underwriter notified the Company that it intended to exercise the Option in full. The Shares were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-198370) which was declared effective on September 8, 2014 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated November 13, 2015.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties, conditions to closing, indemnification obligations and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement; and (iv) are not representations of factual information to investors about the Company or its subsidiaries.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors, executive officers and 5% shareholders of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities of the Company, subject to certain exceptions.

The Company estimates that the net proceeds from the offering (including the shares of Common Stock issued pursuant to the Option) will be approximately $57.3 million, after deducting underwriting discounts and commissions and expenses that are payable by the Company. The offering is expected to close on or about November 19, 2015, subject to satisfaction of customary closing conditions.

In connection with the offering, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Report); (ii) the opinion of counsel with respect to the Shares (Exhibit 5.1 to this Report) and (iii) the updated consent of Elliott Davis Decosimo, LLC with respect to certain financial statements incorporated by reference into the prospectus supplement (Exhibit 23.1 to this Report).

Item 8.01 Other Events.

On November 16, 2015, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated November 13, 2015, between BNC Bancorp and Stephens Inc.
5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP
23.1	Consent of Elliott Davis Decosimo, LLC
23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.1)
99.1	Press release, dated November 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2015

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Senior Executive Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated November 13, 2015, between BNC Bancorp and Stephens Inc.
5.1	Opinion of Womble Carlyle Sandridge & Rice, LLP
23.1	Consent of Elliot Davis Decosimo, LLC
23.2	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5.1)
99.1	Press release, dated November 16, 2015